Exhibit 99.1

ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000

Chris stansbury to depart from ARROW ELECTRONICS, inc.

FOR IMMEDIATE RELEASE

CENTENNIAL, Colo. – Mar. 28, 2022 -- Arrow Electronics, Inc. (NYSE:ARW) announced the departure of Christopher D. Stansbury, senior vice president and chief financial officer, effective Apr. 1, 2022.

Arrow Electronics has retained the services of an executive recruitment firm and a search for a new chief financial officer is underway. In the interim, Rick Seidlitz, vice president, corporate controller, and principal accounting officer, will assume the responsibilities of the principal financial officer.

Mr. Stansbury's departure is not related to the Company's operations, financial reporting, or controls.

Arrow Electronics guides innovation forward for over 220,000 leading technology manufacturers and service providers. With 2021 sales of $34 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.

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Contact:	Steven O’Brien
Vice President, Investor Relations
303-824-4544

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586